SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2006

Secured Diversified Investments, Ltd.

(Exact name of registrant as specified in its charter)

Nevada	000-30653	80-0068489
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 East Lincoln Drive, Paradise Valley, Arizona	85253
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 851-1069

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On August 1, 2006, our Board of Directors resolved to amend the Articles of Incorporation pursuant to Nevada Revised Statues 78.207 to decrease the number of authorized shares of our common stock, par value $.001, from 100,000,000 to 5,000,000 shares. Correspondingly, our Board of Directors affirmed a reverse split of twenty to one in which each shareholder will be issued one common share in exchange for each twenty common share of their currently issued common stock.

At the same time and under the same authority, our Board of Directors resolved to amend the Articles of Incorporation to decrease the number of authorized shares of our preferred stock, par value $0.01, from 50,000,000 to 2,500,000 shares. Correspondingly, our Board of Directors affirmed a reverse split of twenty to one in which each shareholder will be issued one common share in exchange for each twenty common share of their currently issued common stock.

A record date of August 14, 2006 was established in order to provide the NASD ten days notice pursuant to Rule 10b-17 of the Securities and Exchange Act of 1934 as amended. All shareholders of this record date will receive one share of our common stock for each twenty shares owned. These share certificates will be issued upon surrender.

On August 1, 2006, we filed a Certificate of Amendment to the Articles of Incorporation with the Nevada Secretary of State to reflect the decrease in authorized shares. Under Nevada Revised Statutes 78.207, shareholder approval was not required.

A copy of the Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibit      Description.
Number

3.1                      Certificate of Amendment decreasing the number of authorized shares

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Secured Diversified Investment, Ltd.

/s/ Jan Wallace
Jan Wallace
President, Chief Executive Officer
Date: August 3, 2006